Exhibit 99.1

The Beachbody Company, Inc. Announces Second Quarter 2023 Financial Results

Delivered Second Quarter Revenue Ahead of the Midpoint of Guidance

Net Loss and Adjusted EBITDA Ahead of Guidance

Improved Second Quarter Operating Expenses by 19% YoY

Amended Blue Torch Capital Financing Agreement

El Segundo, Calif. (August 8, 2023) – The Beachbody Company, Inc. (NYSE: BODY) (“BODi” or the “Company”), a leading subscription health and wellness company, today announced financial results for its second quarter ended June 30, 2023.

“We are encouraged by our performance in the second quarter and the progress made towards our company transformation. To that end, I am pleased that Mark Goldston has joined the company as Executive Chairman to work with us to execute on the significant opportunities in front of us. Mark has been running public companies for decades with a focus on turnarounds and we have already benefited from his expertise,” said Carl Daikeler, BODi’s Co-Founder and Chief Executive Officer. “ We have restructured the financial covenants in our financing agreement and paid down our debt level by $15 million to approximately $35 million, which reduces our interest expense and gives additional flexibility to execute on our strategies and to develop profitable revenue streams that generate healthy cash-flows. Also, from a cash standpoint, given our third quarter guidance range, we plan on using less than $5 million in cash from operations as we continue to improve our margins and cost structure. We are excited about the trajectory of BODi’s transformation and are proud of our team’s hard work to get us where we are today. ”

Second Quarter 2023 Results

•	Total revenue was $134.9 million compared to $179.1 million in the prior year period.

•	Digital revenue was $65.2 million compared to $78.0 million in the prior year period and digital subscriptions totaled 1.53 million in the second quarter.

•	Nutrition and Other revenue was $64.6 million compared to $90.5 million in the prior year period and nutritional subscriptions totaled 0.20 million in the second quarter.

•	Connected Fitness revenue was $5.1 million compared to $10.6 million in the prior year period and approximately 5,500 bikes were delivered in the second quarter.

•	Total operating expenses was $106.9 million compared to $131.7 million in the prior year period.

•	Operating loss improved by $20.2 million to $24.2 million compared to an operating loss of $44.4 million in the prior year period.

•	Net loss was $25.7 million compared to a net loss of $41.9 million in the prior year period.

•	Adjusted EBITDA[1] was $(4.8) million compared to $(1.5) million in the prior year period.

•

Cash used in operating activities for the six months ended June 30, 2023 was $14.4 million compared to $33.3 million in the prior year period, and cash used in investing activities was $5.0 million compared to $19.2 million in the prior year period. Total cash used in operating and investing activities was $19.4 million compared to $52.5 million in the prior year period.

Key Operational and Business Metrics

	For the Three Months Ended June 30,			For the Six Months Ended June 30,
	2023	2022	Change v 2022	2023	2022	Change v 2022
Digital Subscriptions (in millions)	1.53	2.28	(32.9%)	1.53	2.28	(32.9%)
Nutritional Subscriptions (in millions)	0.20	0.28	(28.6%)	0.20	0.28	(28.6%)
Total Subscriptions	1.73	2.56	(32.4%)	1.73	2.56	(32.4%)

Average Digital Retention	95.2%	95.6%	(40bps)	95.5%	95.6%	(10bps)
Total Streams (in millions)	25.3	31.0	(18.4%)	55.0	69.2	(20.5%)
DAU/MAU	31.6%	30.0%	160bps	32.1%	31.6%	50bps

Connected Fitness Units Delivered (in thousands)	5.5	8.8	(37.5%)	10.2	25.4	(59.8%)

Digital	$65.2	$78.0	(16.4%)	$130.0	$159.8	(18.6%)
Nutrition & Other	$64.6	$90.5	(28.6%)	$138.7	$188.2	(26.3%)
Connected Fitness	$5.1	$10.6	(51.9%)	$11.1	$30.1	(63.1%)
Revenue (in millions)	$134.9	$179.1	(24.7%)	$279.8	$378.1	(26.0%)
Net Income/(Loss) (in millions)	$(25.7)	$(41.9)	38.7%	$(54.9)	$(115.4)	52.4%
Adjusted EBITDA (in millions)	$(4.8)	$(1.5)	(220.0%)	$(5.7)	$(20.6)	72.3%

Outlook for The Third Quarter of 2023

	Outlook For Quarter Ending September 30, 2023

(in millions)
Revenue	$120	$130

Net Loss	$(32)	$(27)

Adjustments:
Depreciation and Amortization	$11	$11
Amortization of Content Development Assets	$5	$5
Interest Expense	$2	$2
Equity-Based Compensation	$4	$4
Other Adjustment Items	$1	$1
Total Adjustments	$24	$24

Adjusted EBITDA	$(8)	$(3)

[1]	A definition of Adjusted EBITDA and reconciliation to net loss is at the end of this release.

Conference Call and Webcast Information

BODi will host a conference call at 5:00pm ET on Tuesday, August 8, 2023, to discuss its financial results and matters other than past results, such as guidance. To participate in the live call, please dial (833) 470-1428 (U.S. & Canada), or +1 (404) 975-4839 (all other locations) and provide the conference identification number: 491322. The conference call will also be available to interested parties through a live webcast at https://investors.thebeachbodycompany.com/.

A replay of the call will be available until August 15, 2023, by dialing (866) 813-9403 (U.S & Canada), or +1 (929) 458-6194 (all other locations). The replay passcode is 707956.

After the conference call, a webcast replay will remain available on the investor relations section of the Company’s website for one year.

About BODi and The Beachbody Company, Inc.

Headquartered in Southern California, BODi is a leading digital fitness, nutrition, and mindset subscription company with over two decades of creating innovative content and nutritional supplements designed to support and enrich strong Health Esteem. The Beachbody Company, Inc. is the parent company of BODi. For more information, please visit TheBeachbodyCompany.com.

Safe Harbor Statement

This press release of The Beachbody Company, Inc. (“we,” “us,” “our,” and similar terms) contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are statements other than statements of historical facts and statements in future tense. These statements include but are not limited to, statements regarding our future performance and our market opportunity, including expected financial results for the second quarter and full year, our business strategy, our plans, and our objectives and future operations.

Forward-looking statements are based upon various estimates and assumptions, as well as information known to us as of the date hereof, and are subject to risks and uncertainties. Accordingly, actual results could differ materially due to a variety of factors, including: our ability to effectively compete in the fitness and nutrition industries; our ability to successfully acquire and integrate new operations; our reliance on a few key products; our ability to manage costs with our existing and future operations; market conditions and global and economic factors beyond our control; intense competition and competitive pressures from other companies worldwide in the industries in which we operate; and litigation and the ability to adequately protect our intellectual property rights. You can identify these statements by the use of terminology such as “believe”, “plans”, “expect”, “will”, “should,” “could”, “estimate”, “anticipate” or similar forward-looking terms. You should not rely on these forward-looking statements as they involve risks and uncertainties that may cause actual results to vary materially from the forward-looking statements. For more information regarding the risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements, as well as risks relating to our business in general, we refer you to the “Risk Factors” section of our Securities and Exchange Commission (SEC) filings, including those risks and uncertainties included in the Form 10-K filed with the SEC on March 16, 2023 and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, which are available on the Investor Relations page of our website at https://investors.thebeachbodycompany.com and on the SEC website at www.sec.gov.

All forward-looking statements contained herein are based on information available to us as of the date hereof and you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements. We undertake no obligation to update any of these forward-looking statements for any reason after the date of this press release or to conform these statements to actual results or revised expectations, except as required by law. Undue reliance should not be placed on forward-looking statements.

The Beachbody Company, Inc.

Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	June 30, 2023	December 31, 2022
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$58,686	$80,091
Inventory, net	43,364	54,060
Prepaid expenses	8,549	13,055
Other current assets	48,619	39,248

Total current assets	159,218	186,454
Property and equipment, net	58,205	74,147
Content assets, net	29,193	34,888
Goodwill	125,166	125,166
Intangible assets, net	5,648	8,204
Right-of-use assets, net	4,033	5,030
Other assets	9,661	9,506

Total assets	$391,124	$443,395

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$13,301	$17,940
Accrued expenses	49,116	64,430
Deferred revenue	107,378	95,587
Current portion of lease liabilities	2,095	2,150
Current portion of Term Loan	16,250	1,250
Other current liabilities	3,356	3,283

Total current liabilities	191,496	184,640
Term Loan	25,836	39,735
Long-term lease liabilities, net	2,249	3,318
Deferred tax liabilities	137	181
Other liabilities	4,229	3,979

Total liabilities	223,947	231,853

Stockholders’ equity:
Preferred stock, $0.0001 par value; 100,000,000 shares authorized, none issued and outstanding at June 30, 2023 and December 31, 2022	—	—
Common stock, $0.0001 par value, 1,900,000,000 shares authorized (1,600,000,000 Class A, 200,000,000 Class X and 100,000,000 Class C);
Class A: 176,157,734 and 170,911,819 shares issued and outstanding at June 30, 2023 and December 31, 2022, respectively;	18	17
Class X: 136,450,256 and 141,250,310 shares issued and outstanding at June 30, 2023 and December 31, 2022, respectively;	14	14
Class C: no shares issued and outstanding at June 30, 2023 and December 31, 2022	—	—
Additional paid-in capital	641,649	630,709
Accumulated deficit	(474,171)	(419,235)
Accumulated other comprehensive income (loss)	(333)	37

Total stockholders’ equity	167,177	211,542

Total liabilities and stockholders’ equity	$391,124	$443,395

The Beachbody Company, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
Revenue:
Digital	$65,214	$78,015	$129,987	$159,760
Nutrition and other	64,628	90,516	138,748	188,180
Connected fitness	5,106	10,605	11,114	30,118

Total revenue	134,948	179,136	279,849	378,058
Cost of revenue:
Digital	16,336	18,406	31,303	34,831
Nutrition and other	27,202	42,002	58,241	86,776
Connected fitness	8,666	31,459	16,221	76,165

Total cost of revenue	52,204	91,867	105,765	197,772
Gross profit	82,744	87,269	174,084	180,286

Operating expenses:
Selling and marketing	76,492	86,624	153,068	193,068
Enterprise technology and development	18,650	24,133	37,746	57,830
General and administrative	11,887	19,584	29,603	39,657
Restructuring	(107)	1,332	5,280	8,555

Total operating expenses	106,922	131,673	225,697	299,110

Operating loss	(24,178)	(44,404)	(51,613)	(118,824)
Other income (expense):
Change in fair value of warrant liabilities	375	2,070	432	2,334
Interest expense	(2,368)	(3)	(4,699)	(22)
Other income, net	411	189	980	125

Loss before income taxes	(25,760)	(42,148)	(54,900)	(116,387)
Income tax (provision) benefit	12	281	(36)	987

Net loss	$(25,748)	$(41,867)	$(54,936)	$(115,400)

Net loss per common share, basic and diluted	$(0.08)	$(0.14)	$(0.18)	$(0.38)

Weighted-average common shares outstanding, basic and diluted	314,312	307,205	311,740	306,786

The Beachbody Company, Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Six months ended June 30,
	2023	2022
Cash flows from operating activities:
Net loss	$(54,936)	$(115,400)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	21,632	41,552
Amortization of content assets	11,020	13,180
Provision for inventory and inventory purchase commitments	5,072	32,019
Realized (gains) losses on hedging derivative financial instruments	(26)	143
Change in fair value of warrant liabilities	(432)	(2,334)
Equity-based compensation	12,716	7,565
Deferred income taxes	(121)	(1,143)
Amortization of debt issuance costs	980	—
Paid-in-kind interest expense	746	—
Other non-cash items	—	311
Changes in operating assets and liabilities:
Inventory	6,037	28,400
Content assets	(5,325)	(11,940)
Prepaid expenses	4,506	5,545
Other assets	(8,912)	167
Accounts payable	(4,179)	(22,753)
Accrued expenses	(14,356)	(7,739)
Deferred revenue	12,221	1,000
Other liabilities	(1,010)	(1,829)

Net cash used in operating activities	(14,367)	(33,256)

Cash flows from investing activities:
Purchase of property and equipment	(5,030)	(19,222)

Net cash used in investing activities	(5,030)	(19,222)

Cash flows from financing activities:
Proceeds from exercise of stock options	—	2,968
Remittance of taxes withheld from employee stock awards	—	(308)
Debt repayments	(625)	—
Proceeds from issuance of common shares in the Employee Stock Purchase Plan	384	—
Tax withholding payments for vesting of restricted stock	(2,159)	—

Net cash (used in) provided by financing activities	(2,400)	2,660

Effect of exchange rates on cash and cash equivalents	392	(176)
Net decrease in cash and cash equivalents	(21,405)	(49,994)
Cash, cash equivalents and restricted cash, beginning of period	80,091	107,054

Cash and cash equivalents, end of period	$58,686	$57,060

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$2,958	$17
Cash (received) paid during the period for income taxes, net	(46)	310
Supplemental disclosure of noncash investing activities:
Property and equipment acquired but not yet paid for	$128	$2,330

The Beachbody Company, Inc.

Adjusted EBITDA

In addition to our results determined in accordance with accounting principles generally accepted in the United States, or GAAP, we believe the following non-GAAP financial measure of Adjusted EBITDA is useful in evaluating our operating performance.

We define and calculate Adjusted EBITDA as net income (loss) adjusted for depreciation and amortization, amortization of capitalized cloud computing implementation costs, amortization of content assets, interest expense, income taxes, equity-based compensation, inventory net realizable value adjustments, restructuring, change in fair value of warrant liabilities, and other items that are not normal, recurring, operating expenses necessary to operate the Company’s business.

The presentation of this non-GAAP financial measure is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Investors are encouraged to review the reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure. A reconciliation of our non-GAAP Adjusted EBITDA to GAAP net income (loss) can be found below:

	Three months ended June 30,		Six months ended June 30,
(in thousands)	2023	2022	2023	2022
Net loss	$(25,748)	$(41,867)	$(54,936)	$(115,400)
Adjusted for:
Depreciation and amortization	10,919	19,965	21,632	41,552
Amortization of capitalized cloud computing implementation costs	40	168	81	336
Amortization of content assets	5,459	7,016	11,020	13,180
Interest expense	2,368	3	4,699	22
Income tax provision (benefit)	(12)	(281)	36	(987)
Equity-based compensation	3,161	3,001	12,716	7,565
Employee incentives, expected to be settled in equity (1)	—	—	(5,466)	—
Inventory net realizable value adjustment (2)	—	10,502	—	25,436
Restructuring and platform consolidation costs (3)	(107)	2,086	5,952	9,973
Change in fair value of warrant liabilities	(375)	(2,070)	(432)	(2,334)
Non-operating (4)	(479)	5	(963)	78

Adjusted EBITDA	$(4,774)	$(1,472)	$(5,661)	$(20,579)

1

The non-cash charge for employee incentives which were expected to be settled in equity was recorded and included in the Adjusted EBITDA calculation during the year ended December 31, 2022. During the three months ended March 31, 2023, we reclassified the non-cash charge from employee incentives expected to be settled in equity to equity-based compensation because we settled certain employee incentives with RSU awards during the period.

2

Represents a non-cash expense to reduce the carrying value of our connected fitness inventory and related future commitments. This adjustment was included during the three and six months ended June 30, 2022, because of its unusual magnitude due to disruptions in the connected fitness market.

3

Includes restructuring expense and non-recurring personnel costs associated with executing our key growth priorities during the three and six months ended June 30, 2023, and with the consolidation of our digital platforms during the three and six months ended June 30, 2022.

4	Primarily includes interest income.

Investor Relations

ICR, Inc.

BeachbodyIR@icrinc.com